Strategic Partners Mutual Funds
Gateway Center Three
PRUDENTIAL INVESTMENTS	100 Mulberry Street
GATEWAY CENTER THREE	Newark, NJ 0102-4077
100 MULBERRY STREET, 9TH FLOOR
NEWARK, NJ 07102-4077

PROXY

Common Stock, $.001 par value per share

Special Meeting of Shareholders (Meeting)

March   , 2005, 11:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned hereby appoints Jonathan D. Shain, Grace Torres and Deborah A. Docs as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Strategic Partners Bond Fund held of record by the undersigned on                 , 2005 at the Meeting to be held on March   , 2005, or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN THIS PROXY IS PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. THE PROXY WILL BE VOTED FOR PROPOSAL NO. 1 IF YOU DO NOT SPECIFY OTHERWISE. PLEASE REFER TO THE PROXY STATEMENT AND PROSPECTUS DATED JANUARY   , 2005 FOR DISCUSSION OF THE PROPOSAL.

IF VOTING BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY CARD WHERE INDICATED AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

TO VOTE BY TELEPHONE

1) Read the Proxy Statement and have this Proxy card at hand.

2) Call 1-800-690-6903 toll free.

3) Enter the 12-digit control number set forth on the right side of this Proxy card and follow the simple instructions.

TO VOTE BY INTERNET

1) Read the Proxy Statement and have this Proxy card at hand.

2) Go to Web site www.proxyvote.com.

3) Follow the instructions on the website and be prepared to enter your 12 digit control number set forth on the right side of this Proxy card to enter your vote.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PLEASE KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

Strategic Partners Mutual Funds, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

VOTE ON PROPOSAL

For	Against	Abstain

1.             To approve a Plan of Reorganization whereby all of the assets and liabilities of Strategic Partners Bond Fund will be transferred to, and assumed by, Strategic Partners Total Return Bond Fund, in exchange for shares of Strategic Partners Total Return Bond Fund and the cancellation of all of the shares of Strategic Partners Bond Fund .

For address changes and/or comments, please check this box and write them on the back.

Please be sure to sign and date this Proxy.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date